Exhibit 99.1

Hall of Fame Resort & Entertainment Company Appoints Lisa Roy to its Board of Directors

CANTON, OH. – November 16, 2020 – Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football and owner of the Hall of Fame Village powered by Johnson Controls, has announced that it has appointed Lisa Roy to its Board of Directors. Ms. Roy fills a Class A position on the Board and the appointment is effective immediately.

Ms. Roy has been with Johnson Controls for more than 25 years and brings vast knowledge of its business verticals and contracting experience to HOFV. Currently, she is the Vice President of Commercial Sales, Building Solutions North America (BSNA) for Johnson Controls International PLC (NYSE: JCI), where she leads revenue growth, commercial operations, strategy and marketing. She has served in this role since 2016. Ms. Roy has been responsible for driving growth in commercial excellence for BSNA’s direct channel business and its profitable year-over-year growth, including its go to market approach, organizational design, and integration of mergers in North America.

Prior to this role, Ms. Roy was the Vice President and General Manager of Systems, Services, and Solutions’ (SSI) South Region. In this role, she was responsible for the profitable growth in the region – across systems, services and energy performance contracting. Throughout her career, she has held roles of increasing responsibility including Vice President and General Manager of Global Security and Fire, Vice President and General Manager, Enterprise Accounts and Vice President, North America Security and Fire.

“We welcome Lisa to our Board of Directors and know that her deep expertise, strong leadership, and impressive personal and professional background will immediately add value as an advisor to the Company,” said Michael Crawford, President and CEO of HOFV. “She is a seasoned operational executive with direct experiences that will offer a unique perspective and align well with our strategic outlook and plans for the future.”

Ms. Roy holds a Bachelor’s Degree in Electrical Engineering from Louisiana State University. During her career at Johnson Controls, she has been an active supporter of United Way and the United Performing Arts Foundation. In addition, she is actively involved in the Johnson Controls Women’s Network.

About the Hall of Fame Resort & Entertainment Company

The Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the inability to obtain or maintain the listing of the Company’s shares on Nasdaq; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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